UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 26, 2012

KENNEDY-WILSON HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33824	26-0508760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California 90212

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 887-6400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2012, the Board of Directors (the “Board”) of Kennedy-Wilson Holdings, Inc. (the “Company”) adopted the Kennedy-Wilson Holdings, Inc. Amended and Restated 2009 Equity Participation Plan (the “Plan”), subject to approval by the Company’s stockholders.

The Plan amends and restates in its entirety the Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan (the “Prior Plan”) to increase the maximum number of shares of the Company’s common stock available for issuance under the Prior Plan by an additional 3,170,000 shares. The Plan also includes certain other changes relating to plan administration, design and compliance. The terms of the Plan otherwise remain unchanged in relation to the Prior Plan.

The foregoing summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Kennedy-Wilson Holdings, Inc. Amended and Restated 2009 Equity Participation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ Freeman A. Lyle
Freeman A. Lyle
Chief Financial Officer

Date: January 30, 2012